Exhibit 10.11

AMENDED AND RESTATED

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE JOHNS HOPKINS UNIVERSITY

&

NEXIMMUNE, INC.

JHU Agreement: # - [***]

CONFIDENTIAL

EXCLUSIVE LICENSE AGREEMENT

THIS AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is entered into by and between THE JOHNS HOPKINS UNIVERSITY, a Maryland corporation having an address at 3400 N. Charles Street, Baltimore, Maryland, 21218-2695 (“JHU”) and NEXIMMUNE, INC., a Delaware corporation having an address at 9119 Gaither Rd, Gaithersburg, MD 20877 (“Company”), with respect to the following:

RECITALS

WHEREAS, JHU and Company entered into that certain License Agreement as of the Effective Date, as amended as of October 9, 2013, (the “Original License”) and now wish to amend and restate the Original License in full as provided for herein as of the Restatement Date (defined below) for the purpose of adding certain PATENT RIGHTS (defined below) and other rights and obligations as provided herein; and

WHEREAS, as a center for research and education, JHU is interested in licensing PATENT RIGHTS (hereinafter defined) in a manner that will benefit the public by facilitating the distribution of useful products and the utilization of new processes, but is without capacity to commercially develop, manufacture, and distribute any such products or processes; and

WHEREAS, valuable inventions entitled [***] were developed during the course of research conducted by[***] (all hereinafter, “Inventors”); and

WHEREAS, an invention entitled “Production of Antigen Specific T-cells,” (Company case reference number NEX-007, JHU reference C14063) were developed during the course of research at Company by Drs. Mathias Oelke, Jose Santos, and Sojung Kim and at JHU by Drs. Jonathan Schneck and Alyssa Kosmides; and

WHEREAS, JHU has acquired through assignment all rights, title and interest, with the exception of certain retained rights by the United States Government, in its interest in said valuable inventions; and

WHEREAS, Company desires to obtain certain rights in such inventions as herein provided, and to commercially develop, manufacture, use and distribute products and processes based upon or embodying said valuable inventions throughout the world;

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Original License as of the Restatement Date and agree as follows:

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ARTICLE 1

DEFINITIONS

All references to particular Exhibits, Articles or Paragraphs shall mean the Exhibits to, and Paragraphs and Articles of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

1.1 “aAPC PATENT RIGHTS” shall mean the JHU Patent Applications and issued Patents, listed on Exhibit A, including Fusion Protein Patents corresponding to [***]; aAPC patents corresponding to [***] and a joint Nexlmmune and JHU patent application corresponding to [***]. Patent Rights include any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, and each patent that issues or reissues from any of these patent applications. aAPC PATENT RIGHTS excludes any continuation-in-part (CIP) patent application or patent filed after the Effective Date. Any claim of an unexpired LICENSED PATENT is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

1.2 “AFFILIATED COMPANY(IES)” as used herein in either singular or plural shall mean any corporation, company, partnership, joint venture or other entity, which controls, is controlled by or is under common control with Company, which includes control by Company, any persons who have an ownership interest in Company, any family members of any such persons, and any companies or legal entities owned or controlled by such persons. Control shall mean the direct or indirect ownership of at least fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock, general partnership or membership interest of such entity.

1.3 “COMPASSIONATE USE” shall mean (i) providing a LICENSED PRODUCT prior to marketing approval by the United States Food and Drug Administration (FDA) and outside of a clinical trial to treat a patient with a serious or immediately life-threatening disease or condition who has no comparable or satisfactory alternative treatment options; (ii) providing a LICENSED PRODUCT or LICENSED SERVICE to public sector entities in developing countries (as defined by the World Bank or International Monetary Fund); (iii) providing a LICENSED PRODUCT or LICENSED SERVICE to indigent individuals and/or individuals without medical health insurance; or (iv) a combination of the preceding (i-iii).

1.4 “DIAGNOSTIC FIELD” shall mean all human and veterinary diagnostic, predictive and prognostic uses for LICENSED PRODUCTS AND LICENSED SERVICES, including uses of the foregoing that involve [***].

1.5 “EFFECTIVE DATE” of this Agreement shall mean June 24, 2011.

1.6 “EXCLUSIVE LICENSE” shall mean a grant by JHU to Company of its entire right and interest in the PATENT RIGHTS subject to rights retained by the United States Government, if any, in accordance with the Bayh-Dole Act of 1980 (established by P.L. 96-517 and amended by P.L. 98-620, codified at 35 USC § 200 et. seq. and implemented according to 37

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CFR Part 401), and subject to the retained right of JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ internal purposes LICENSED PRODUCT(S) and LICENSED SERVICE(S), including the ability to distribute any biological material disclosed and/or claimed in PATENT RIGHTS for nonprofit academic research use to non-profit entities as is customary in the scientific community

1.7 “FIRST COMMERCIAL SALE” shall mean, with respect to any LICENSED PRODUCT or LICENSED SERVICE and any country of the world, the first sale of such LICENSED PRODUCT or LICENSED SERVICE under this Agreement by Company, its AFFILIATED COMPANY, or SUBLICENSEE(S) to a non-affiliate third party in such country other than sales for COMPASSIONATE USE. For any LICENSED PRODUCT or LICENSED SERVICE requiring Regulatory Approval, the First Commercial Sale will be such sale after Regulatory Approval has been granted.

1.8 “FUSION PROTEIN PATENT RIGHTS” shall mean the JHU Patent Applications and issued Patents listed on Exhibit A, Fusion Protein Patents and corresponding to [***] including any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, and each patent that issues or reissues from any of these patent applications. FUSION PROTEIN PATENT RIGHTS excludes any continuation-in-part (Cm) patent application or patent filed after the Effective Date. Any claim of an unexpired LICENSED PATENT is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken.

1.9 “JHU KNOW-HOW” shall mean JHU’s proprietary technical information, research data, designs, formulas, process information, protocols or other information created, developed, or fixed in any tangible medium of expression solely by [***] prior to the RESTATEMENT DATE of this Agreement, each directly related to the use of, or required for the practice of, the PATENT RIGHTS, and that is owned by JHU and is not subject to any third party rights. JHU KNOW-HOW specifically excludes inventions as defined by U.S. Patent law (whether or not patented) and tangible products. Notwithstanding any other provision of this Agreement, JHU KNOW-HOW shall not include any information which: (a) is within the public domain prior to the time of provision by JHU or thereafter becomes within the public domain other than as a result of provision to a third party by Company, AFFILIATED COMPANY(IES), SUBLICENSEE(S) or any of their representatives; (b) was, on or before the date of provision to Company in the possession of Company as evidenced by records, however maintained; (c) is acquired by Company from a third party having the right to provide without burden; or (d) is hereafter independently developed by Company without reference to JHU KNOW-HOW, as evidenced by records, however maintained.

1.10 “LICENSED FIELD” shall mean collectively THERAPEUTIC FIELD, DIAGNOSTIC FIELD and NON-CLINICAL FIELD.

1.11 “LICENSED PRODUCT(S)” as used herein in either singular or plural shall mean any process or method, material, compositions, drug, or other product, the manufacture, use or sale of which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of PATENT RIGHTS (infringement shall include, but is not limited to, direct, contributory, or inducement to infringe), or uses JHU KNOW-HOW in its manufacture.

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1.12 “LICENSED SERVICE(S)” as used herein in either singular or plural shall mean the performance on behalf of a third party of any method or the manufacture of any product or the use of any product or composition which performance would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of the PATENT RIGHTS in the country in which such service or method is practiced, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe), or uses JHU KNOW-HOW.

1.13 “NET SALES” shall mean gross sales revenues and fees billed by Company, AFFILIATED COMPANY(IES) and/or SUBLICENSEE(S) from the sale of LICENSED PRODUCT(S) less (i) trade, quantity and cash discounts allowed, (ii) refunds, returns and recalls granted, (iii) charge backs and reimbursements given to distributors, buying groups and the like, (iv) payments or rebates given to governmental authorities, and (v) import, export, excise, sales taxes, value added and use taxes, custom duties, freight and insurance invoiced to and/or paid by the purchaser of such LICENSED PRODUCTS.

In the event that Company, AFFILIATED COMPANY and/or SUBLICENSEE(S) sells a LICENSED PRODUCT in combination with other active ingredients or components which are not LICENSED PRODUCTS (“Other Items”), the NET SALES for purposes of royalty payments on the combination shall be calculated as follows:

(a) If all LICENSED PRODUCTS and Other Items contained in the combination are available separately in each case in the relevant country of sale, the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by the fraction A/A+B, where A is the average of separately available price of all LICENSED PRODUCTS in the combination in each case in the relevant country of sale, and B is the average of separately available price for all Other Items in the combination in each case in the relevant country of sale.

(b) If the combination includes Other Items which are not sold separately in each case in the relevant country of sale (but all LICENSED PRODUCTS contained in the combination are available separately in each case in the relevant country of sale), the NET SALES for purposes of royalty payments will be calculated by multiplying the NET SALES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

(c) If the LICENSED PRODUCTS contained in the combination are not sold separately in each case in the relevant country of sale, the NET SALES for such combination shall be NET SALES of such combination as defined in the first sentence of this Paragraph 1.11. However, the parties agree to negotiate a reasonable reduction in the royalty rate to reflect the fair value that the LICENSED PRODUCT(S) attributed to the overall product sold, but in no event shall the royalty rates be reduced by greater than [***].

(d) The term “Other Items” does not include solvents, diluents, carriers, excipients, buffers or the like used in formulating a product.

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(e) In the event that a particular LICENSED PRODUCT is sold for use as a single product in both the THERAPEUTIC FIELD and DIAGNOSTIC FIELD, then the royalties attributable to each of the THERAPEUTIC FIELD and DIAGNOSTIC FIELD shall be apportioned and allocated using the terms of subsection (a) through (c) above. For clarity, in no event will more than one NET SALES payment be owed with respect to the sale of a single particular LICENSED PRODUCT.

For clarity, NET SALES shall exclude (i) any amount received for the sale or transfer of LICENSED PRODUCT(S) among Company, AFFILIATED COMPANIES or SUBLICENSEE(S) for subsequent sale, provided that the amount received by Company, AFFILIATED COMPANIES or SUBLICENSEE(S) in the subsequent sale to unaffiliated third parties shall be included in NET SALES; (ii) any amount received for sale or transfer of a LICENSED PRODUCT(S) to independent third parties at or below the direct cost to manufacture such LICENSED PRODUCT for Compassionate Use.

1.14 “NET SERVICE REVENUES” shall mean gross service revenues and fees billed by Company, AFFILIATED COMPANY(IES) and/or SUBLICENSEE(S) for the performance of LICENSED SERVICE(S) less (i) the direct costs associated with providing such services any discounts, rebates, returns and charge backs actually taken and (ii) import, export, excise, sales, value added and use taxes, custom duties invoiced to and/or paid by the purchaser of such LICENSED SERVICE(S).

In the event that Company, AFFILIATED COMPANY(IES) and/or SUBLICENSEE(S) sells a LICENSED SERVICE in combination with other services, active ingredients or components which are not LICENSED PRODUCTS or LICENSED SERVICES (“Other Items”), the NET SERVICE REVENUES for purposes of royalty payments on the combination shall be calculated as follows:

(a) If all LICENSED SERVICES and Other Items contained in the combination are available separately in the relevant country of sale, the NET SERVICE REVENUES for purposes of royalty payments will be calculated by multiplying the NET SERVICE REVENUES of the combination by the fraction A/A+B, where A is the average of separately available price of all LICENSED SERVICES in the combination, and B is the average of separately available price for all Other Items in the combination in each case in the relevant country of sale.

(b) If the combination includes Other Items which are not sold separately in the relevant country of sale (but all LICENSED SERVICES contained in the combination are available separately in the relevant country of sale), the NET SERVICE REVENUES for purposes of royalty payments will be calculated by multiplying the NET SERVICE REVENUES of the combination by A/C, where A is as defined above and C is the invoiced price of the combination.

(c) If the LICENSED SERVICES contained in the combination are not sold separately in the relevant country of sale, the NET SERVICE REVENUES for such combination shall be NET SERVICE REVENUES of such combination as defined in the first sentence of this Paragraph 1.12. However, the parties agree to negotiate a reduction in the royalty rate to reflect the fair value that the LICENSED SERVICES attributed to the overall product sold, but in no event shall the royalty rates be reduced by greater than fifty [***].

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For clarity, NET SERVICE REVENUES shall exclude, any amount received for performance of a LICENSED SERVICE(S) for independent third parties at or below direct cost to provide such LICENSED SERVICE for Compassionate Use.

In the event that a particular LICENSED SERVICE is sold for use as a single service in the both the THERAPEUTIC FIELD and DIAGNOSTIC FIELD, then the Net Services Revenues attributable to each of the THERAPEUTIC FIELD and DIAGNOSTIC FIELD shall be apportioned and allocated using the terms of subsection (a) through (c) above. For clarity, in no event will more than one NET SERVICE REVENUE payment be owed with respect to a single LICENSED SERVICE.

1.15 “NON CLINICAL FIELD” shall mean all uses of LICENSED PRODUCTS and LICENSED SERVICES that are not in the DIAGNOSTIC FIELD or the THERAPEUTIC FIELD, including the uses for pre-clinical and clinical research and/or development activities.

1.16 “PATENT RIGHTS” shall mean collectively aAPC PATENT RIGHTS, and FUSION PROTEIN PATENT RIGHTS The pending patent applications and issued patents existing as of the RESTATEMENT DATE of this Agreement are listed in Exhibit A. Upon the written request of Company, JHU shall (or JHU shall instruct its outside legal counsel to) provide to Company a complete listing of the issued and applied-for PATENT RIGHTS outstanding at the time, including the status of any applications, divisions, continuations, continuations-in-part, reexaminations, reissues, renewals, or registrations then outstanding.

1.17 “PHASE I CLINICAL TRIAL” shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F .R. § 312, or a similar clinical study prescribed by the regulatory authorities in a market other than the United States.

1.18 “PHASE II CLINICAL TRIAL” shall mean a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F .R. § 312.2 1 (b), as may be amended from time to time, or a similar clinical study prescribed by the regulatory authorities in a market other than the United States.

1.19 1.19 “PHASE III CLINICAL TRIAL” shall mean an expanded human clinical trial performed after preliminary evidence suggesting effectiveness has been obtained from a PHASE II CLINICAL TRIAL, and intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship and to provide an adequate basis for physician labeling as required in 21 C.F .R. § 312.21 (c), or a similar clinical study prescribed by the regulatory authorities in a market other than the United States.

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1.20 “REGULATORY APPROVAL” shall mean all approvals, including licenses, registrations, and authorizations, of all governmental agencies in a country necessary for the manufacture, use or sale of a LICENSED PRODUCT or LICENSED SERVICE in the applicable country. As used herein, REGULATORY APPROVAL shall not include pricing or reimbursement approval.

1.21 “RESTATEMENT DATE” shall mean January 11, 2017.

1.22 “SUBLICENSEE(S)” as used herein in either singular or plural shall mean any person or entity other than an AFFILIATED COMPANY to which Company has granted a sublicense under this Agreement. SUBLICENSEE(S) shall also include any person or entity to which Company’s SUBLICENSEE(S) has granted a sublicense subject to JHU’s approval.

1.23 “TERRITORY” shall mean worldwide.

1.24 “THERAPEUTIC FIELD” shall mean all human and veterinary therapeutic and prophylactic uses for LICENSED PRODUCTS and LICENSED SERVICES, including uses that involve [***].

ARTICLE 2

LICENSE GRANT

2.1 Grant. Subject to the terms and conditions of this Agreement, JHU hereby grants to Company (i) an EXCLUSIVE LICENSE to make, have made, use, import, offer for sale and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under the aAPC PATENT RIGHTS in the LICENSED FIELD, (ii) an EXCLUSIVE LICENSE to make, have made, use, import, offer for sale and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under the FUSION PATENT RIGHTS in the THERAPEUTIC FIELD, (iii) a non-exclusive license to make, have made, use, import, offer for sale and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the TERRITORY under the FUSION PATENT RIGHTS in the DIAGNOSTIC FIELD and NON CLINICAL FIELD, and (iv) a non-exclusive right to use JHU KNOW-HOW to develop, make, have made and sell the LICENSED PRODUCT(S) and to develop and provide the LICENSED SERVICE(S). This license grant shall apply to the Company and any AFFILIATED COMPANY, except that any AFFILIATED COMPANY shall not have the right to sublicense to others as set forth in Paragraph 2.2 below. If any AFFILIATED COMPANY exercises rights under this Agreement, such AFFILIATED COMPANY shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity and insurance provisions and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between JHU and the AFFILIATED COMPANY. In addition, Company shall remain fully liable to JHU for all acts and obligations of AFFILIATED COMPANY such that acts of the AFFILIATED COMPANY shall be considered acts of the Company.

2.2 Sublicense. Company may sublicense the rights granted by JHU under Paragraph 2.1 to others under this Agreement (with right to grant sublicenses through multiple tiers), in each case subject to the terms and conditions of this Paragraph 2.2 and Paragraph 5.1. Each sublicense agreement shall: (a) incorporate by reference the applicable terms and conditions of this

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Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) name JHU as an intended third party beneficiary of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of JHU or its Inventors to the SUBLICENSEE, and (d) specifically incorporate Paragraphs 6.2 “Representations by JHU”, 7.1 “Indemnification”, 10.1 “Use of Name”, and 10.4 “Product Liability” into the body of the sublicense agreement, and cause the terms used in therein to have the same meaning as in this Agreement. Company and its SUBLICENSEE(S) shall provide to JHU a copy of each sublicense agreement, executed by both Company and SUBLICENSEE; provided that Company may redact any commercially sensitive terms or terms not necessary for JHU to confirm compliance of the sublicense agreement with the terms of this Agreement. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against JHU.

2.3 JHU Retained Rights. JHU retains the right, on behalf of itself, the Inventors and all other non-profit academic and non-profit research institutions to whom JHU extends rights, to practice the PATENT RIGHTS and use JHU KNOW-HOW in the LICENSED FIELD for any non-profit, non-commercial research or other non-commercial purpose, including, but not limited to assessment of patients at JIIHS/JHU institutions.

2.4 Government Rights. The United States Government may have acquired a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States throughout the world the inventions described in PATENT RIGHTS that were supported by federal funding. The rights granted herein with respect to such federal funding supported PATENT RIGHTS are additionally subject to: (i) the requirement that any LICENSED PRODUCT(S) produced for use or sale within the United States shall be substantially manufactured in the United States (unless a waiver under 35 USC § 204 or equivalent is granted by the appropriate United States government agency), (ii) the right of the United States government to require JHU, or its licensees, including Company, to grant sublicenses to responsible applicants on reasonable terms when necessary to fulfill health or safety needs, and, (iii) other rights acquired by the United States government under the laws and regulations applicable to the grant/contract award under which the inventions were made. JHU has disclosed to Company the extent of any such government rights of which it is aware and has taken all actions required under such Government rights to secure ownership by JHU in those PATENT RIGHTS disclosed to JHU as of the RESTATEMENT DATE of this Agreement.

ARTICLE 3

FEES, ROYALTIES, & PAYMENTS

3.1 License Fee. Company shall pay to JHU as set forth in Exhibit B (the “License Fee”). The license fee is nonrefundable and shall not be credited against royalties or other fees.

3.2 Equity. In accordance with Exhibit B (the Equity), and in consideration for the rights and licenses granted by JHU to Company hereunder, Company previously issued to JHU within [***] of the EFFECTIVE DATE, shares of Company common stock in such amounts that after issuance of those shares JHU owned [***] of the total outstanding common shares of Company as of the EFFECTIVE DATE. Those shares have been diluted and upon dilution

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represented [***] of the total outstanding common shares of Company and were tendered in the financing on [***]. In consideration for the rights and licenses granted by JHU to Company as part of the Amended and Restated Agreement and the addition of new intellectual property to the PATENT RIGHTS hereunder, the Company offers and JHU agrees to accept ownership of additional shares of Company common stock such that JHU will own [***] of Company stock as of close of the financing on [***]. JHU’s common stock shall be granted under terms and conditions identical to those afforded to the other investors that invested in the same round of financing.

3.3 Milestones License Fees. In addition to the License Fee as set forth in Paragraph 3.1, Company shall pay to JHU for certain milestone license fees for the achievement of the applicable milestones by Company, AFFILIATED COMPANIES or SUBLICENSEES, as set forth in Exhibit B (the “Milestone License Fees”). For those milestones achieved by Company or AFFILIATED COMPANIES, Company shall pay to JHU the applicable Milestone License Fee(s) within [***] of such achievement, and for those milestones achieved by SUBLICENSEES, Company shall pay to JHU the applicable Milestone License Fee(s) within [***] of such achievement.

3.4 Minimum Annual Royalties. Company shall pay to JHU minimum annual royalties as set forth in Exhibit B. These minimum annual royalties shall be due, without invoice from JHU, within thirty (30) days of each anniversary of the EFFECTIVE DATE beginning with the [***] anniversary of the EFFECTIVE DATE. Running royalties accrued under Paragraph 3.5 and paid to JHU during the [***] period preceding an anniversary of the EFFECTIVE DATE shall be credited against the minimum annual royalties due on that anniversary date.

3.5 Running Royalties. Company shall pay to JHU a running royalty as set forth in Exhibit B, for each LICENSED PRODUCT(S) sold, and for each LICENSED SERVICE(S) provided, by Company, AFFILIATED COMPANIES, and SUBLICENSEES (including all sublicensing tiers) based on NET SALES and NET SERVICE REVENUES for the Term of this Agreement. Such payments shall be made within [***] of the end of each calendar quarter following FIRST COMMERCIAL SALE of LICENSED PRODUCT or providing LICENSED SERVICES. All non-U.S. taxes other than income taxes of JHU related to LICENSED PRODUCT(S) or LICENSED SERVICE(S) sold under this Agreement shall be paid by Company and shall not be deducted from royalty or other payments due to JHU. In the event that a withholding or other tax is imposed by law at the source on a royalty payment due hereunder, Company, with JHU’s cooperation, shall exercise commercially reasonable efforts to file such requests as are available under the regulations applicable to the jurisdiction and the taxing agency to eliminate the withholding and/or qualify the royalty payments made hereunder for reduced rates of income tax withholding under any applicable income tax treaty, only then shall Company deduct from the royalty payment to JHU the appropriate amount of withholding taxes imposed hereunder, and pay such taxes on behalf of JHU. Company shall provide JHU with receipts or certificates showing the payment of the amounts withheld pursuant to this Paragraph 3.5.

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In order to insure JHU the full royalty payments contemplated hereunder, Company agrees that in the event any LICENSED PRODUCT(S) shall be sold, or any LICENSED SERVICE(S) shall be performed for, a third party with which Company, an AFFILIATED COMPANY or SUBLICENSEE(S) shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCT(S) shall be based upon the average price (per NET SALES) charged to third parties in arm’s length sales where cash is the exclusive consideration during the applicable time period in the applicable country (or if there were only de minimis cash sales during such time period in such country, at the fair market value as determined by comparable markets).

3.6 Sublicense Consideration. In addition to the running royalty as set forth under Paragraph 3.5, Company shall pay to JHU a percentage of Sublicense Consideration (as defined below) received for sublicenses through multiple tiers under this Agreement as set forth in Exhibit B.8. This percentage of Sublicense Consideration shall be due, without the need for invoice from JHU, within [***] of receipt thereof from SUBLICENSEE(S). For purposes of this Agreement “Sublicense Consideration” shall mean consideration of any kind received by the Company or AFFILIATED COMPANIES from a SUBLICENSEE(S) to the extent reasonably attributable to the grant of a sublicense under the PATENT RIGHTS under this Agreement, as determined by mutual agreement of JHU and Company, including sublicensing fees, upfront fees, milestone payments, stock or other forms of equity, and the fair value of any services or other compensation received. and any other sublicensing revenue (hereinafter referred to as “Non-royalty Sublicense Consideration”); provided that, in each case, such Sublicense Consideration shall exclude (i) amounts paid to the Company by the SUBLICENSEE(S) for running royalties on sales of LICENSED PRODUCT(S) and LICENSED SERVICE(S) (hereinafter referred to as “Royalty Sublicense Consideration”) and (ii) any amounts paid to the Company by the SUBLICENSEE(S) for (a) product development, research work, clinical studies, manufacturing and regulatory approvals performed by or for the Company or AFFILIATED COMPANIES (including third parties on their behalf), each pursuant to a specific agreement and (b) equity investments at Fair Market Value. The term “Fair Market Value” shall mean the average price that the stock in question is publicly trading at for [***] prior to the announcement of its purchase by the SUBLICENSEE(S) or if the stock is not publicly traded, the value of such stock as determined by a third party GAAP qualified accountant, reasonably acceptable to the parties and whose services are retained at Company’s expense, or by the most recent private financing through a financial investor (an entity whose sole interest in the Company or AFFILIATED COMPANY is financial) of the Company or AFFILIATED COMPANY that issued the shares if such financing was completed within [***] of the relevant date.

3.7 Patent Reimbursement. Pursuant to section 4.1, Company, at Company’s expense and in consultation with JHU, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS in the LICENSED FIELD. Title to all such patents and patent applications shall reside in JHU. Company will reimburse JHU for the reasonable past costs not already paid associated with preparing, filing, maintaining and prosecuting aAPC PATENT RIGHTS and FUSION PROTEIN PATENT RIGHTS (hereinafter referred to as “Past Patent Expenses”) JHU shall provide an invoice of all Past Patent Expenses within [***] of the RESTATEMENT DATE. The Past Patent Expenses under all Patent Rights as of [***] are [***]. The Past Patent Expenses shall be due according to the following schedule:

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(i)

Past Patent Expenses accrued during the time period from [***] and the RESTATEMENT DATE are considered due on the RESTATEMENT DATE and shall be paid to JHU within [***] of Company receiving an invoice for such fees; and

(ii)	The balance of any unreimbursed Past Patent Expenses shall be due within [***] of completion of cumulative financing and/or capitalization in which Company receives at least [***].

Notwithstanding the above, all Past Patent Expenses will be paid by Company to JHU within [***] of the RESTATEMENT DATE.

3.8 Form of Payment. All payments under this Agreement shall be made in U.S. Dollars by either check or wire transfer.

3.9 Payment Information. All check payments from Company to JHU shall be sent to:

[***]

or such other addresses which JHU may designate in writing from time to time. Checks are to be made payable to [***].

Wire transfers may be made through:

[***]

[***]

Company shall be responsible for any and all costs associated with wire transfers. Company shall provide JHU with the date of wire transfer payment and ACH confirmation number upon completion of such payment.

3.10 Late Payments. In the event that any payment due hereunder is not made when due, the payment shall accrue interest beginning on the [***] following the due date thereof, calculated at the annual rate of [***] or the maximum rate allowable by applicable law, whichever is lower, the interest being compounded on the last day of each calendar year. Each such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of JHU to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment including, but not limited to termination of this Agreement as set forth in Paragraph 9.2.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.11 Invoices. Any invoice for payments sent by JHU to Company may be electronically provided by e-mail service. JHU will send invoices to an e-mail address provided by Company. Company will provide JHU with any updates to this e-mail address.

ARTICLE 4

PATENT PROSECUTION, MAINTENANCE, & INFRINGEMENT

4.1 Prosecution & Maintenance. Company, at Company’s expense and in consultation with JHU, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS in the LICENSED FIELD. Title to all such patents and patent applications shall reside in JHU with the exception of the joint Company and JHU patent, [***], which will be held jointly. In consultation with JHU, Company shall have control over all patent matters in connection therewith under the PATENT RIGHTS in the LICENSED FIELD, provided however, that, Company shall (a) notify JHU, in advance, of the filing and prosecution of all patents and patent applications within the PATENT RIGHTS, (b) cause its patent counsel to timely copy JHU on all official actions and written correspondence with any patent office, and (c) allow JHU an opportunity to comment and advise Company. Company shall consider and incorporate all reasonable comments of JHU that do not otherwise diminish or limit the scope of the PATENT RIGHTS. If Company elects to not file or to abandon any patent application (except for purposes of filing a continuation application) or patent included in the PATENT RIGHTS in any country, Company shall notify JHU in writing at least [***] prior to any filing or payment due date or any other deadline that requires action to avoid loss of rights and thereafter, JHU shall have the right to control the filing, prosecution, and/or maintenance of such patent application or patent in such country at its own expense, subject to the terms of any exclusive license between JHU and a third party for the PATENT RIGHTS in a non-overlapping field. By concurrent written notification to JHU and its patent counsel at least [***] in advance of any filing or response deadline, or fee due date, Company may elect not to have a particular patent application filed in any particular country or not to pay expenses associated with filing, prosecuting or maintaining a particular patent application or patent included in the PATENT RIGHTS, provided that Company pays for all costs incurred up to JHU’s receipt of such notification. Upon such notification, JHU may file, prosecute, and/or maintain such patent applications or patent in such country at its own expense and for its own benefit, and any rights or license granted hereunder held by Company, AFFILIATED COMPANIES or SUBLICENSEE(S) relating to such patent application or patent within the PATENT RIGHTS in such country shall terminate.

4.2 Notification. Each party will notify the other promptly in writing when any infringement of the PATENT RIGHTS is uncovered or suspected.

4.3 Infringement. Company shall have the first right, but not the obligation, to enforce any patent within PATENT RIGHTS and in the LICENSED FIELD against any infringement or alleged infringement thereof, and shall at all times keep JHU informed as to the status thereof. Before Company commences an action with respect to any infringement of such patents, Company shall give careful consideration to the views of JHU and to potential effects on the public interest in making its decision whether or not to sue. Thereafter, Company may, at its own expense, institute suit against any such infringer or alleged infringer and control and defend such suit in a

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manner consistent with the terms and provisions hereof and recover any damages, awards or settlements resulting therefrom, subject to Paragraph 4.5. However, no settlement, consent judgment or other voluntary final disposition of the suit that limits the scope of any PATENT RIGHTS in any material respect or which places an affirmative obligation on JHU may be entered into without the prior written consent of JHU, which consent shall not be unreasonably withheld or delayed. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense, including joining such litigation if JHU is a necessary party to the litigation, without whose joinder, Company may not pursue such action.

If Company elects not to enforce any patent within the PATENT RIGHTS, Company shall so notify JHU in writing within [***] of receiving notice that an infringement exists, and JHU may, at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

4.4 Patent Invalidity Suit. If a declaratory judgment action is brought naming Company as a defendant and alleging invalidity of any of the PATENT RIGHTS, JHU may elect to take over the sole defense of the action at its own expense. Company shall cooperate fully with JHU in connection with any such action.

4.5 Recovery. In the event of a recovery by the Company of compensatory damages (i.e. non-punitive damages net of legal fees and out of pocket costs of the action) for a royalty-bearing product, the Company shall pay to JHU the royalty rate under Paragraph 3.3 on infringing NET SALES and NET SERVICE REVENUES. Infringing NET SALES and NET SERVICE REVENUES shall be determined by and calculated from the amount of infringing sales on which the award of compensatory damages is based. With respect to any recovery of punitive damages for royalty-bearing products, the Company shall pay to JHU an amount equal to [***] thereof, net of legal fees and out of pocket costs of the action.

ARTICLE 5

OBLIGATIONS OF THE PARTIES

5.1 Reports. Company shall provide to JHU the following written reports according to the following schedules:

(a) Until Company, an AFFILIATED COMPANY or a SUBLICENSEE(S) has achieved a FIRST COMMERCIAL SALE of a LICENSED PRODUCT or LICENSED SERVICE, Company shall provide Semi-Annual Diligence Reports, due within [***] of the end of every June and December following the EFFECTIVE DATE of this Agreement. These Semi-Annual Diligence Reports shall reasonably summarize Company’s, AFFILIATED COMPANIES’, or any SUBLICENSEE(S)’(through multiple tiers) technical efforts towards meeting its obligations under the terms of this Agreement.

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(b) Within [***] after the end of each calendar quarter after achieving a FIRST COMMERCIAL SALE of a LICENSED PRODUCT or LICENSED SERVICE, Company shall provide quarterly Royalty Reports, substantially in the format of Exhibit C accompanying each running royalty payment under Paragraph 3.5 of this Agreement. Royalty Reports shall disclose the amount of LICENSED PRODUCT(S) and LICENSED SERVICE(S) sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCT(S) and LICENSED SERVICE(S), and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and SUBLICENSEE(S).

(c) Company shall provide Annual Reports within [***] of the end of every December following the EFFECTIVE DATE of this Agreement. Annual Reports shall include:

(i)	evidence of insurance as required under Paragraph 10.4, or, a statement of why such insurance is not currently required;

(ii)	identification of all AFFILIATED COMPANIES which have exercised rights pursuant to Paragraph 2.1, or, a statement that no AFFILIATED COMPANY has exercised such rights;

(iii)

notice of all FDA approvals of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) obtained by COMPANY, AFFILIATED COMPANY or SUBLICENSEE, the patent(s) or patent application(s) licensed under this Agreement upon which such product or service is based, and the commercial name of such product or service, or, in the alternative, a statement that no FDA approvals have been obtained; and

(iv)	Notification of any change of control, name change or other significant change in Company status that related to this Agreement, if not previously provided to JHU.

(d) In lieu of sending reports to JHU via mail or via courier under this Paragraph 5.1, Company may electronically submit all required reports to an e-mail address specified by JHU.

5.2 Records. Company shall make and retain, for a period of [***] following the period of each report required by Paragraph 5.1, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 5.1. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon [***] written notice to Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to [***] or more of such payment, such costs shall be borne by Company. As a condition to entering into any such agreement, Company shall include in any agreement with its AFFILIATED COMPANIES or its SUBLICENSEE(S) which permits such party to make, use, sell or import the LICENSED PRODUCT(S) or provide LICENSED SERVICE(S), a provision requiring such party to retain records of sales of LICENSED PRODUCT(S) and records of LICENSED SERVICE(S) and other information as required in Paragraph 5.1 and permit JHU or an independent third party auditor to inspect such records as required by this Paragraph 5.2.

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5.3 Diligence. As set forth in Exhibit B, Diligence Milestones, Company shall use commercially reasonable efforts to develop and to introduce the LICENSED PRODUCT(S) and LICENSED SERVICE(S) into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration or termination of this Agreement, Company shall endeavor to keep LICENSED PRODUCT(S) and LICENSED SERVICE(S) reasonably available to the public. Company shall also exercise reasonable efforts to develop LICENSED PRODUCT(S) suitable for different indications within the LICENSED FIELD, so that the PATENT RIGHTS can be commercialized as broadly and as speedily as good scientific and business judgment would deem possible.

Company shall provide JHU with notice, as provided hereunder in Paragraph 10.6, within [***] of achieving each Diligence Milestone. Company may satisfy the foregoing obligation through one or more AFFILIATED COMPANIES or SUBLICENSEES. In addition, Company will provide to JHU within [***] of the RESTATEMENT DATE a confidential written development plan setting forth the initial development strategy consistent with the timeframes described in Exhibit B9, “Diligence Milestones.”

5.4 Other Products. After clinical or other evidence, provided in writing by JHU or by another party, to Company, demonstrating the practicality of a particular market or use within the LICENSED FIELD which is not being developed or commercialized by Company, Company and JHU shall discuss in good faith the particular application and use. Within [***] of notification of a potential market, Company shall provide JHU with a reasonable development plan and use commercially reasonable efforts to either start development itself, or attempt to sublicense to a suitable third party, or reasonably demonstrate to JHU why development in the particular market would adversely affect the Company’s business. If within [***] of such notification by JHU, Company has not used commercially reasonable efforts to commence development or has not granted a sublicense to a suitable third party for the development of at least one LICENSED PRODUCT or LICENSED SERVICE for that particular market or use, and if JHU is aware of a third party that is interested in a license, then, subject to the following, Company will grant a commercially reasonable sub-license to the third party to commence the development for such particular market or use, or if Company is unable or fails to cause such development of LICENSED PRODUCT(S) or LICENSED SERVICE(S) under this provision, all rights to that particular market or use will revert back to JHU at no cost to JHU and JHU will be free to license such use to third parties. Company will not be required to cause development of any LICENSED PRODUCT or LICENSED SERVICE for a particular market or use if it reasonably demonstrates to JHU that developing or commercializing such LICENSED PRODUCT(S) or LICENSED SERVICE(S) or granting such a sublicense in said market or use would have a potentially adverse commercial effect upon marketing or sales of the LICENSED PRODUCT(S) or LICENSED SERVICE(S) being developed or sold by Company, AFFILIATED COMPANY or existing SUBLICENSEES.

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5.5 Patent Acknowledgement. Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and SUBLICENSEE(S) of Company will be marked to provide notice of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

5.6 Transfer of JHU KNOW-HOW. To the extent requested by Company and within JHU’s possession and control, JHU, [***], will provide Company with JHU KNOW-HOW. JHU KNOW-HOW existing as of the RESTATEMENT DATE of this Agreement is listed in Exhibit D and any KNOW-HOW not otherwise previously provided shall be provided to Company within [***] of Company’s request.

ARTICLE 6

REPRESENTATIONS

6.1 Duties of the Parties. JHU is not a commercial organization. It is an institute of research and education. Therefore, JHU has no ability to evaluate the commercial potential of any JHU KNOW-HOW, PATENT RIGHTS, LICENSED PRODUCT or LICENSED SERVICE or other license or rights granted in this Agreement. It is therefore incumbent upon Company to evaluate the rights and products in question, to examine the materials and information provided by JHU, and to determine for itself the validity of any PATENT RIGHTS, its freedom to operate, and the value of any LICENSED PRODUCTS or LICENSED SERVICES or other rights granted.

6.2 Representations by JHU. JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States Government, which may apply if any part of the JHU research was funded in whole or in part by the United States Government. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 6.2, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) AGREE THAT THE PATENT RIGHTS AND JHU KNOW-HOW ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY. JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEE(S) ASSUME ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND/OR SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEE(S) AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT(S) OR LICENSED SERVICE(S) AS DEFINED IN THIS AGREEMENT.

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ARTICLE 7

INDEMNIFICATION

7.1 Indemnification. JHU and the Inventors will have no legal liability exposure to third parties if JHU does not license the LICENSED PRODUCT(S) and LICENSED SERVICE(S), and any royalties JHU and the Inventors may receive is not adequate compensation for such legal liability exposure. Therefore, JHU requires Company to protect JHU and Inventors from such exposure to the same manner and extent to which insurance, if available, would protect JHU and Inventors. Furthermore, JHU and the Inventors will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its SUBLICENSEE(S) or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICE(S) from any of the foregoing entities, develop, manufacture, market or practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICE(S). Therefore, Company, AFFILIATED COMPANY and SUBLICENSEE shall indemnify, defend with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and students harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought by a third party as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICE(S), by an AFFILIATED COMPANY or an agent or a SUBLICENSEE(S) or a third party on behalf of or for the account of Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICE(S) from Company, shall be considered Company’s practice of said inventions for purposes of this Paragraph 7.1. The obligation of Company to defend and indemnify as set out in this Paragraph 7.1 shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an AFFILIATED COMPANY or SUBLICENSEE, and shall not be limited by any other limitation of liability elsewhere in this Agreement.

ARTICLE 8

CONFIDENTIALITY

8.1 Confidentiality. If necessary, the parties will exchange information, which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information and JHU KNOW-HOW which is disclosed in writing and marked as confidential at the time it is sent to the recipient, and to employ all reasonable efforts to maintain the information secret and confidential, such efforts to be no less than the degree of care employed by

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the recipient to preserve and safeguard its own confidential information. The information shall not be disclosed or revealed to anyone except employees of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain confidential the proprietary information of the recipient and such employees shall be advised by the recipient of the confidential nature of the information and that the information shall be treated accordingly. The information may also be disclosed or revealed to funding sponsors as required by obligations imposed on JHU by a funding sponsor pursuant to an executed funding agreement with JHU, providing that confidentiality of information provided is maintained for a certain period.

Company may, without additional consent, disclose JHU KNOW-HOW and confidential information to AFFILIATED COMPANIES and/or SUBLICENSEE(S), provided that the obligations of this Paragraph 8.1 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEE(S) provided such information by Company. JHU’s, Company’s, AFFILIATED COMPANIES’ and SUBLICENSEES’ obligations under this Paragraph 8.1 shall extend until [***] after the termination of this Agreement.

For the avoidance of doubt, the reports provided by Company to JHU under Paragraph 5.1 and the records retained by Company under Paragraph 5.2 shall be deemed to be confidential information of Company unless an exception described in Paragraph 8.2 applies to such report or record.

8.2 Exceptions. The recipient’s obligations under Paragraph 8.1 shall not extend to any part of the information:

(a) that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b) that can be demonstrated, from written records to have been in the recipient’s possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure; or

(c) that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

(d) that is demonstrated from written records to have been developed by or for the receiving party without reference to confidential information disclosed by the disclosing party; or

(e) that is required to be disclosed by law, government regulation or court order.

8.3 Authorized Disclosure. Notwithstanding the foregoing, each party may disclose confidential information of the other party to the limited extent required in order to comply with the order of a court or other governmental body, or as otherwise necessary to comply with the applicable law, provided that the party making the disclosure pursuant to such order shall first have given notice to the other party.

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8.4 Right to Publish. JHU may publish manuscripts, abstracts or the like describing the JHU KNOW-HOW, and PATENT RIGHTS and inventions contained therein provided confidential information of Company as defined in Paragraph 8.1, is not included or without first obtaining approval from Company to include such confidential information. Otherwise, JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the PATENT RIGHTS and JHU KNOW-HOW without prior approval.

ARTICLE 9

TERM & TERMINATION

9.1 Term. The term of this Agreement shall commence on the EFFECTIVE DATE and shall continue, in each country, on a LICENSED PRODUCT-by-LICENSED PRODUCT or LICENSED SERVICE-by-LICENSED SERVICE basis until the date of expiration of the last to expire patent included within PATENT RIGHTS or if no patents issue then for a term of [***] from the RESTATEMENT DATE of this Agreement. (the “Term”). Upon expiration of the Term in a given country for a given LICENSED PRODUCT OR LICENSED SERVICE, Company’s license to JHU-KNOW HOW shall become fully-paid and royalty-free for so long as Company is selling such LICENSED PRODUCT or LICENSED SERVICE in such country.

9.2 Termination by Either Party. This Agreement may be terminated by either party, in the event that the other party (a) files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors that is not dismissed within [***] or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefor, the party receiving such notice shall not have cured the failure or breach within [***] (or [***] in the event of non-payment of an undisputed amount). In the event of any alleged breach of Company’s diligence obligations (Paragraph 5.3) under this Agreement, JHU shall give Company the right to cure for a period not to exceed [***] if Company sets forth a written plan submitted to JHU, providing a reasonable plan to cure such breach and Company diligently performs such plan to effect a cure to such alleged breach. Such extended cure period shall not apply to breach for non-payment of monies owed. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

9.3 Termination by Company. Company may terminate this Agreement in its entirety or on a country-by-country and patent-by-patent basis, and the license granted herein, for any reason, upon giving JHU [***] written notice.

9.4 Obligations and Duties upon Termination. If this Agreement is terminated or expires, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon expiration or termination, both parties shall cease any further use of the confidential information disclosed to the receiving party by the other party as described in Section 8.1, provided that the exceptions provided in Section 8.2 and 8.3 shall continue to apply. Expiration or termination of this Agreement, for whatever reason, shall not affect the obligation of

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either party to make any payments for which it is liable prior to or upon such expiration or termination. Expiration or termination shall not affect JHU’s right to recover unpaid royalties, fees, reimbursement for patent expenses, or other forms of financial compensation incurred prior to expiration or termination. Upon expiration or termination, Company shall submit a final royalty report to JHU and any royalty payments, fees, unreimbursed patent expenses and other financial compensation due JHU shall become immediately payable. Furthermore, upon expiration or termination of this Agreement, all rights in and to the PATENT RIGHTS shall revert immediately to JHU at no cost to JHU. Upon termination of this Agreement, any SUBLICENSEE(S) shall become a direct licensee of JHU, provided that JHU’s obligations to SUBLICENSEE(S) are no greater than JHU’s obligations to Company under this Agreement. Company shall provide written notice of such to each SUBLICENSEE(S) with a copy of such notice provided to JHU.

ARTICLE 10

MISCELLANEOUS

10.1 Use of Name. Company, AFFILIATED COMPANIES and SUBLICENSEE(S) shall not use the name of The Johns Hopkins University or The Johns Hopkins Health System or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors in any advertising, promotional, sales literature or fundraising documents without prior written consent from an authorized representative of JHU. Company, AFFILIATED COMPANIES and SUBLICENSEE(S) shall allow at least [***] notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

10.2 No Partnership. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of a licensor/licensee. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other.

10.3 Notice of Claim. Each party shall give the other or its representative immediate notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement or arising out of the practice of the inventions licensed hereunder.

10.4 Product Liability. Prior to initial human testing or FIRST COMMERCIAL SALE of any LICENSED PRODUCT(S) or LICENSED SERVICE(S) as the case may be in any particular country, Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE(S) shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICE(S), product liability or other appropriate insurance coverage in the minimum amount of [***] per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company’s said insurance policies. If such Product Liability insurance is underwritten on a `claims made’ basis, Company agrees that any change in underwriters during the Term of this Agreement will require the purchase of `prior acts’ coverage to ensure that coverage will be continuous throughout the Term of this Agreement.

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10.5 Governing Law. This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of Maryland applicable to contracts solely executed and wholly to be performed within the State of Maryland without giving effect to the principles of conflicts of laws. Any disputes between the parties to the Agreement shall be brought in the state or federal courts of Maryland. Both parties agree to waive their right to a jury trial.

10.6 Notice. All notices or communication required or permitted to be given by either party hereunder shall be deemed sufficiently given if mailed by registered mail or certified mail, return receipt requested, or sent by overnight courier, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Mailed notices shall be deemed to be received on the third business day following the date of mailing. Notices sent by overnight courier shall be deemed received the following business day.

If to Company: [***]

If to JHU: [***]

10.7 Compliance with All Laws. In all activities undertaken pursuant to this Agreement, both JHU and Company covenant and agree that each will in all material respects comply with such Federal, state and local laws and statutes, as may be in effect at the time of performance and all valid rules, regulations and orders thereof regulating such activities.

10.8 Successors and Assigns. Neither this Agreement nor any of the rights or obligations created herein, except for the right to receive any remuneration hereunder, may be assigned by either party, in whole or in part, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall be free to transfer or assign this Agreement without any such prior written consent to its Affiliates (with the right to grant sublicenses) and in connection with any sale of substantially all of its assets to which this Agreement relates, including my way of stock sale, merger or other consolidation with a Third Party, without the consent of the other; provided that: (a) any such assignee shall agree in writing to be bound by the terms and conditions of this Agreement; and (b) the assigning party shall notify the other party of any such assignment. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.

10.9 No Waivers; Severability. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties.

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10.10 Entire Agreement; Amendment. Company and JHU acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that (i) there being no expectations to the contrary between the parties hereto, no usage of trade, verbal agreement or another regular practice or method dealing within any industry or between the parties hereto shall be used to modify, interpret, supplement or alter in any manner the express terms of this Agreement; and (ii) this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

10.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.12 Force Majeure. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement, provided however, that in no event shall such time extend for a period of more than [***].

10.13 Further Assurances. Each party shall, at any time, and from time to time, prior to or after the EFFECTIVE DATE of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

10.14 Survival. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be. This shall include Paragraphs 3.10 (Late Payments), 5.2 (Records), and Articles 6, 7, 8, 9, and 10.

10.15 No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

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10.16 Headings. Article headings are for convenient reference and are not a part of this Agreement. All Exhibits are incorporated herein by this reference.

10.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

[Signatures on following page.]

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IN WITNESS WHEREOF, this Agreement shall take effect as of the EFFECTIVE DATE when it has been executed below by the duly authorized representatives of the parties.

THE JOHNS HOPKINS UNIVERSITY	NEXIMMUNE, INC.

Neil Veloso.	Kenneth C. Carter Ph.D
Executive Director	President and CEO
Johns Hopkins Technology Ventures

(Date)	(Date)

EXHIBIT A. PATENT RIGHTS

EXHIBIT B. LICENSE FEE & ROYALITIES.

EXHIBIT C. SALES & ROYALTY REPORT FORM.

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EXHIBIT A

PATENT RIGHTS

[***]

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EXHIBIT B

LICENSE FEE & ROYALTIES

1. “LICENSED FIELD” shall mean collectively THERAPEUTIC FIELD, DIAGNOSTIC FIELD, and NON-CLINICAL RESEARCH TOOLS AND SERVICES FIELD.

2. LICENSED TERRITORY: Worldwide

3. License Fee. The License Fee due under Paragraph 3.1 is [***]. The License Fee shall be payable pursuant to the following schedule:

(i)	[***] within [***] of the RESTATEMENT DATE; and

(ii)	The balance due of [***] upon the first to occur of either an increase in Company capitalization through investment to a total of [***] or more or [***] after the RESTATEMENT DATE.

4. Equity. In accordance with Paragraph 3.2 of the Agreement and in consideration for the rights and licenses granted by JHU to Company and the addition of new intellectual property to the PATENT RIGHTS hereunder, the Company offers and JHU agrees to accept ownership of additional shares of Company common stock such that JHU will own [***] of Company stock as of close of the financing on [***]. JHU’ s common stock shall be granted under terms and conditions identical to those afforded to the other investors that invested in the same round of financing.

5. Milestone License Fees. The Milestone License Fees due under Paragraph 3.3 for each LICENSED PRODUCT(S) or LICENSED SERVICE(S) developed by Company, AFFILIATED COMPANIES, or SUBLICENSEES shall be paid as follows:

(i)	For LICENSED PRODUCT(S) or LICENSED SERVICE(S) in the THERAPEUTIC FIELD:

(a)	[***]; and

(b)	[***]; and

(c)	[***]; and

(d)	[***]; and

(e)	[***].

(ii)	For LICENSED PRODUCT(S) or LICENSED SERVICE(S) in the DIAGNOSTIC FIELD:

(a)	[***];

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(b)	[***]; and

(c)	[***].

(iii)	For LICENSED PRODUCT(S) or LICENSED SERVICE(S) in the NON-CLINICAL FIELD:

(a)	[***].

Milestone payments shall be reduced by [***]for the second and third LICENSED PRODUCT and LICENSED SERVICE sold or performed for each of the THERAPEUTIC FIELD and DIAGNOSTIC FIELD. No milestone payments shall be due on the fourth and any subsequent LICENSED PRODUCT or LICENSED SERVICE developed by Company, AFFILIATED COMPANIES or SUBLICENSEES.

6. Minimum Annual Royalties. Commencing with the [***] anniversary of the EFFECTIVE DATE ([***]), the minimum annual royalties pursuant to Paragraph 3.4 are:

Anniversary	Amount
[***]	[	***]
[***]	[	***]
[***] and each subsequent anniversary during the Term of the Agreement	[	***]

7. Royalties. Company shall pay JHU running royalty rates payable under Paragraph 3.5 as follows for each LICENSED PRODUCT sold, and for each LICENSED SERVICE provided, by Company, AFFILIATES and SUBLICENSEES (including multiple tiers of SUBLICENSEE(S)), based on NET SALES and NET SERVICE Revenues for the term specified below. Such payments shall be made quarterly. All non-US taxes related to LICENSED PRODUCT or LICENSED SERVICE sold under this Agreement shall be paid by Company and shall not be deducted from royalty or other payments due to JHU.

(i)	For all THERAPEUTIC PRODUCTS (defined below):

(a)	[***] on annual NET SALES and NET SERVICE REVENUES less than or equal to [***]; and

(b)	[***]on the portion of annual NET SALES and NET SERVICE REVENUES greater than [***].

(ii)	For all DIAGNOSTIC PRODUCTS (defined below):

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(a)	[***] on annual NET SALES and NET SERVICE REVENUES less than or equal to [***]; and

(b)	[***] on the portion of annual NET SALES and NET SERVICE REVENUES greater than [***].

(iii)	For all NON-CLINICAL PRODUCTS AND SERVICES: [***] on annual NET REVENUE

“THERAPEUTIC PRODUCT” shall mean a LICENSED PRODUCT sold for use in the THERAPEUTIC FIELD.

“DIAGNOSTIC PRODUCT” shall mean a LICENSED PRODUCT sold for use in the DIAGNOSTIC FIELD.

“NON-CLINICAL PRODUCTS AND SERVICES” shall mean all uses of LICENSED PRODUCTS and LICENSED SERVICES that are not in the DIAGNOSTIC FIELD or the THERAPEUTIC FIELD, including the uses for pre-clinical and clinical research and/or development activities per paragraph 1.15.

8. Sublicense Consideration. Company shall pay to JHU the percent Non-Royalty Sublicense Consideration when received as follows:

(i)	[***]; and

(ii)	[***].

For clarity, Royalties payable on sales of Licensed Products or performance of Licensed Services shall be governed by Section 7 above.

9. Diligence Milestones: Pursuant to paragraphs 5.3 and 5.4, Company shall use commercially reasonable efforts to complete the following events within the specified time from the EFFECTIVE DATE of this Agreement:

Event	Date
(i) [***] in equity or other increase in capitalization the majority of which is to be [***]	Within [***] of RESTATEMENT DATE of this Agreement

(ii) Raise additional [***] in equity or other increase in capitalization for [***]	[***] after the RESTATEMENT DATE of this Agreement

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(iii) Submission of Investigational New Drug Application (IND) for [***].	[***] after the RESTATEMENT DATE of this Agreement)

(iv) Initiate a clinical study for safety or efficacy [***]	[***] after the submission of first IND

(v) [***]	[***] after the RESTATEMENT DATE of this Agreement

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EXHIBIT C

QUARTERLY SALES & ROYALTY REPORT

FOR EXCLUSIVE LICENSE AGREEMENT

BETWEEN

NEXIMMUNE, INC. AND

THE JOHNS HOPKINS UNIVERSITY

EFFECTIVE DATE June 24, 2011

FOR PERIOD OF                                         TO

TOTAL ROYALTIES DUE FOR THIS PERIOD $

PRODUCT ID	PRODUCT NAME	*JHU REFERENCE	1st COMMERCIAL SALE DATE	TOTAL NET SALES/ SERVICES	ROYALTY RATE	AMOUNT DUE

*	Please provide the JHU Reference Number or Patent Reference

This report format is to be used to report quarterly royalty statements to JHU. It should be placed on Company letterhead and accompany any royalty payments due for the reporting period. This report shall be submitted even if no sales are reported.

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